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                                                                   EXHIBIT 23.9

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in the Registration Statement (Form S-4) and related Joint Proxy Statement/Prospectus of Wyndham Hotel Corporation and Patriot American Hospitality, Inc. and Patriot American Hospitality Operating Company of our report dated January 15, 1996, on our audit of the financial statements of Certain of the Initial Hotels.

                                          /s/ COOPERS & LYBRAND L.L.P.

Fort Lauderdale, Florida
November 6, 1997